For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Second Quarter 2025 Results

WEST PALM BEACH, Fla., August 6, 2025 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2025.

Second Quarter 2025 Key Items

•

Portfolio Revenue Per Available Room (RevPAR) – Declined less than 1 percent to $155 compared to the 2024 second quarter RevPAR of $156 for the 34 comparable hotels. Average daily rate (ADR) held at $191, and occupancy slipped a mere 30 basis points and was a strong 82 percent.

◦	RevPAR for the four Silicon Valley hotels was up 3 percent.
•

Net Income (loss) – Earned net income applicable to common shareholders of $3 million compared to $5 million in the 2024 second quarter. Net income to common shareholders per diluted common share was $0.07 versus net income per diluted common share of $0.10 for the same period last year.

•	Hotel Margins – GOP margins of 46 percent rose 30 basis points higher and Hotel EBITDA margins of 39 percent declined 40 basis points compared to the 2024 second quarter.
•	Adjusted EBITDA – Adjusted EBITDA declined $2 million to $29 million from $31 million. The decline is entirely attributable to the impact from hotels sold, which was over $2 million.
•

Adjusted FFO – Produced AFFO of $19 million in the 2025 second quarter versus $20 million in the 2024 second quarter. Adjusted FFO per diluted share was $0.36 compared to $0.39 in the second quarter of 2024. Unlike some other lodging REITS, Chatham does not add back share-based compensation expense in its calculation of adjusted FFO per share.

•	Asset Recycling – Closed on the sale of the last of the five listed hotels for $23 million.

The following chart summarizes the consolidated financial results for the three and six months ended June 30, 2025, and 2024, based on all properties owned during those periods, except for RevPAR, which is based on the 34 comparable hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss) to common shareholders	$3.4	$4.9	$2.9	$(2.4)
Diluted net income (loss) per common share	$0.07	$0.10	$0.06	$(0.05)
RevPAR	$155	$156	$142	$139
GOP Margin	46%	46%	43%	43%
Hotel EBITDA Margin	39%	39%	35%	35%
Adjusted EBITDA	$28.5	$31.4	$46.4	$50.2
AFFO	$18.5	$19.9	$25.9	$27.9
AFFO per diluted share	$0.36	$0.39	$0.50	$0.55
Dividends declared per common share	$0.09	$0.07	$0.18	$0.14

"After a weak April, our RevPAR turned positive in May and June, and our second quarter RevPAR decline of 0.4% finished better than our guidance range of a decline of 2 percent to a decline of 0.5 percent,” highlighted Jeffrey H. Fisher, Chatham's president and chief executive officer. “Despite the RevPAR decline, we were able to hold margins essentially flat compared to last year and delivered adjusted FFO per share at the top of our guidance range.

Fisher continued, “We were pleased with our overall performance in the second quarter, delivering solid operating results given the sluggish start to the quarter, completing the sale of five low RevPAR hotels in lagging markets, de-leveraging further our balance sheet to only 21 percent, and commencing our share repurchase plan. We are greatly positioned to add shareholder value through acquisitions, developments and share repurchases.

“Like the second quarter, our third quarter begins a bit weaker than the balance of the quarter, but we see improving business travel demand in August and September and the fourth quarter. On top of this, our seven primarily leisure demand-driven hotels are performing well with RevPAR up 4 percent in the quarter and 2 percent year-to-date when you exclude our Portsmouth hotel that was under renovation for four months this year. This should enable us to continue to outperform industry yet again in 2025 after beating the industry the last three years,” Fisher concluded.

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 34 comparable hotels owned as of June 30, 2025, compared to the 2024 first quarter:

	Q2 2025 RevPAR	Q2 2024 RevPAR
Occupancy	82%	82%
ADR	$191	$191
RevPAR	$155	$156

The chart below summarizes RevPAR statistics by month for the company's 34 comparable hotels:

	April	May	June	July
Occupancy	80%	81%	83%	80%
ADR	$182	$191	$198	$196
RevPAR	$146	$156	$164	$156
RevPAR – prior year	$153	$153	$162	$160
% Change in RevPAR vs. prior year	(4)%	2%	1%	(2)%

Dennis Craven, Chatham's chief operating officer, commented, “Even though RevPAR declined slightly, we beat industry performance again in the second quarter, and our streak grows to three and a half years. For this comparable portfolio, we hit our all-time high in ADR and RevPAR for the month of May and almost hit an all-time ADR high in June. Second quarter occupancy of 82 percent, flat to last year, matches a post-pandemic high for the second quarter."

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q2 2025 RevPAR	Q2 2024 RevPAR	Change vs. Q2 2024
34 - Hotel Portfolio		$155	$156	-%
Silicon Valley	16%	$154	$150	3%
Los Angeles	10%	$165	$163	1%
Coastal Northeast	9%	$175	$183	(4)%
Washington, D.C.	9%	$180	$184	(2)%
Greater New York	8%	$169	$170	-%
San Diego	7%	$219	$209	5%
Dallas	5%	$107	$118	(9)%

The Hilton Garden Inn Portsmouth, N.H. (part of the Coastal Northeast market), was under renovation during the quarter.

Craven remarked, “Silicon Valley, our largest market, produced solid RevPAR growth of 3 percent in the quarter as technology related demand remained strong. We set post-pandemic second quarter highs in both occupancy and ADR with 80 percent and a strong $193, respectively."

“Among our other top markets in California, San Diego rebounded from a decline in the first quarter to produce the highest RevPAR gain among our top markets with growth of 5 percent in the second quarter, benefitting from higher demand convention business in the quarter, though the 2025 convention calendar is down from 2024 for the remainder of the year. Los Angeles RevPAR grew 1 percent as demand related to the California wildfires subsided throughout the quarter.

Craven further noted, “Within our leisure hotels, RevPAR at our two Florida hotels was up 2 percent, our Anaheim Residence Inn was up 3 percent, and our Hyatt Place Pittsburgh had a great quarter with RevPAR up an incredible 23 percent.

“Our worst performing large market was Dallas, which was adversely impacted by the closure of the convention center for a multi-year expansion and renovation. Our Courtyard Dallas Downtown experienced a RevPAR decline of 17 percent in the quarter,” Craven mentioned.

Approximately 66 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 59 percent. RevPAR performance for Chatham’s largest brands (brands that account for more than 5 percent of hotel EBITDA contribution over the last twelve months) is presented below (number of hotels in parentheses):

	% of LTM EBITDA	Q2 2025 RevPAR	Q2 2024 RevPAR	Change vs. Q2 2024
Residence Inn (16)	52%	$164	$163	1%
Hilton Garden Inn (3)	7%	$182	$183	(1)%
Home2 Suites (2)	7%	$139	$133	5%
Courtyard (3)	7%	$117	$123	(5)%
Hampton Inn (2)	6%	$182	$184	(1)%
Hyatt Place (2)	6%	$143	$135	6%
Homewood (3)	6%	$133	$136	(2)%

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended June 30, 2025, and 2024. RevPAR is based on the 34 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q2 2025	Q2 2024
RevPAR	$155	$156
Gross operating profit	$37	$40
Hotel EBITDA	$31	$34
GOP margin	46%	46%
Hotel EBITDA margin	39%	39%

Craven concluded, "Our GOP margins rose 30 basis points compared to the second quarter of 2024. Our total labor and benefit costs declined $0.9 million or 7 percent per occupied room year-over-year due to a refund on our worker’s compensation plan of approximately $0.8 million. Even excluding this, our total labor and benefit costs per occupied room were lower in the 2025 second quarter. This refund improved our operating margins by 110 basis points.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended June 30, 2025 and 2024. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q2 2025	Q2 2024
RevPAR	$155	$156
Hotel EBITDA	$31	$34
Corporate EBITDA	$28	$31
Debt Service & Preferred	$(8)	$(11)
Cash flow before CapEx	$20	$20

Asset Recycling

In the fourth quarter of 2024, Chatham entered into contracts to sell five hotels with an average age of approximately 23 years. The last of the five hotels sold in the second quarter of 2025. The five hotels sold comprise the following:

•	144-suite Homewood Suites Bloomington, Minn. (sold in December 2024)
•	143-suite Homewood Suites Maitland, Fla. (sold in December 2024)
•	121-suite Homewood Suites Brentwood, Tenn. (sold in January 2025)
•	120-room Hampton Inn and Suites Houston, Texas (sold in March 2025)
•	197-room Courtyard by Marriott Houston, Texas (sold in April 2025)

	Bloomington	Brentwood	Maitland	Houston HI	Houston CY
Age of hotel	26	26	24	27	14
Sales Price	$14 million	$15 million	$15 million	$16 million	$23 million
2024 RevPAR	$105	$108	$104	$102	$91

Including near term capital expenditure requirements, the $83 million aggregate sales proceeds of the five hotels equated to an approximate six percent capitalization rate on 2024 net operating income. Each of the five hotels were among the six lowest RevPAR hotels in Chatham’s portfolio.

Hotel Investments

During the 2025 second quarter, the company incurred capital expenditures of approximately $9 million.

During the quarter, the company added 8 rooms to its portfolio, converting meeting or other spaces into more profitable guestrooms. The additional rooms include 5 rooms at the Hilton Garden Inn Portsmouth, N.H., two rooms at the Residence Inn White Plains, N.Y., and a suite at the Hampton Inn Exeter, N.H.

Chatham’s 2025 capital expenditure budget is approximately $26 million, which includes renovations at three hotels expected to cost approximately $16 million. The renovation of the Hilton Garden Inn Portsmouth, N.H., is complete, and the renovations of the Residence Inn Austin, Texas, and the Residence Inn Mountain View, Calif., will commence in the fourth quarter.

Share Buy-Back Plan

For the first time since its inception, the board of trustees approved a $25 million share repurchase program.

During the second quarter, the company repurchased 20,480 shares at an average price of $7.02 per share.

Purchases may be made from time to time at management's discretion. The share repurchase program permits shares to be repurchased in a variety of methods, including open market purchases, accelerated share repurchases or other privately negotiated transactions. The share repurchase program has no time limit and may be suspended or discontinued at any time.

Capital Markets & Capital Structure

As of June 30, 2025, the company had net debt of $336 million (total consolidated debt less unrestricted cash), down from $389 million as of December 31, 2024. Total debt outstanding as of June 30, 2025, was $353 million at an average interest rate of 6.5 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $140 million outstanding on its term loan at a rate of 5.9 percent and $70 million outstanding on the company's $260 million revolving credit facility at an interest rate of 6.0 percent.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 21 percent, down from 23 percent on December 31, 2024.

Dividend

During the quarter, the board of trustees declared its regular quarterly common and preferred dividends. The $0.09 common dividend, as well as the preferred share dividend of $0.41406 per share, were payable on July 15, 2025, to shareholders of record as of June 30, 2025.

Guidance

The company's guidance reflects the following assumptions:

a.	RevPAR growth in the range of plus 0.5 percent to minus 1.5 percent for the third quarter and RevPAR is projected to range from -1% to +1 percent for the fourth quarter.
b.	Floating rate debt is based on SOFR forward curve.
c.	No additional acquisitions, dispositions, debt or equity issuance.

	Q3 2025	2025
RevPAR	$153 - $156	$142 - $143
RevPAR growth	(1.5)% to 0.5%	0% to 1%
Total hotel revenue	$78.8M - $80.3M	$295M - $297M
Net income (loss) to common shares	$0.0M - $2.0M	$(3.1)M - $0.7M
Net income (loss) per diluted common share	$0.00 - $0.04	$(0.06) - $0.02
Adjusted EBITDA	$24.7M - $26.8M	$89M - $93M
Adjusted FFO	$14.8M - $16.9M	$49M - $53M
Adjusted FFO per diluted share	$0.29 - $0.33	$0.95 - $1.03
Hotel EBITDA margins	35% - 37%	34% - 35%
Corporate cash administrative expenses	$2.9M	$11.2M
Corporate non-cash administrative expenses	$1.6M	$6.3M
Interest income	—M	$0.3M
Interest expense (excluding fee amortization)	$5.9M	$24.3M
Non-cash amortization of deferred fees	$0.4M	$1.8M
Weighted average shares/units outstanding	51.3M	51.4M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its second quarter 2025 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Wednesday, August 13, 2025, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13754638. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 34 hotels totaling 5,166 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on Chatham’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets:
Investment in hotel properties, net	$1,137,185	$1,197,518
Cash and cash equivalents	17,168	20,195
Restricted cash	7,041	9,649
Right of use asset, net	17,236	17,547
Hotel receivables (net of allowance for doubtful accounts of $360 and $300, respectively)	4,676	2,921
Deferred costs, net	3,283	4,038
Prepaid expenses and other assets	7,740	2,813
Total assets	$1,194,329	$1,254,681
Liabilities and Equity:
Mortgage debt, net	$141,363	$157,211
Revolving credit facility	70,000	110,000
Unsecured term loan, net	139,856	139,638
Accounts payable and accrued expenses (including $719 and $490 due to related parties, respectively)	27,122	29,621
Lease liability	20,349	20,634
Distributions payable	6,670	5,580
Total liabilities	405,360	462,684
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,997,996 and 48,912,293 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	490	489
Additional paid-in capital	1,048,566	1,046,812
Accumulated deficit	(295,014)	(289,130)
Total shareholders’ equity	754,090	758,219
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	34,879	33,778
Total equity	788,969	791,997
Total liabilities and equity	$1,194,329	$1,254,681

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Room	$73,396	$79,044	$135,814	$141,526
Food and beverage	1,864	2,127	3,523	3,973
Other	4,785	5,033	9,066	8,868
Reimbursable costs from related parties	249	275	526	553
Total revenue	80,294	86,479	148,929	154,920
Expenses:
Hotel operating expenses:
Room	14,957	16,966	29,786	32,099
Food and beverage	1,386	1,608	2,823	3,091
Telephone	281	328	592	647
Other hotel operating	1,157	1,025	2,183	1,844
General and administrative	7,125	7,231	14,036	14,396
Franchise and marketing fees	6,435	6,936	11,866	12,425
Advertising and promotions	1,655	1,585	3,262	2,927
Utilities	2,811	3,106	5,964	6,115
Repairs and maintenance	3,708	4,103	7,666	8,057
Management fees paid to related parties	2,685	2,850	4,975	5,159
Insurance	820	833	1,647	1,653
Total hotel operating expenses	43,020	46,571	84,800	88,413
Depreciation and amortization	15,395	14,914	30,426	30,169
Property taxes, ground rent and insurance	6,134	5,981	11,877	11,275
General and administrative	3,992	4,633	8,599	9,227
Other charges	—	27	7	77
Reimbursable costs from related parties	249	275	526	553
Total operating expenses	68,790	72,401	136,235	139,714
Operating income before gain (loss) on sale of hotel properties	11,504	14,078	12,694	15,206
Gain (loss) on sale of hotel properties	350	12	7,468	(140)
Operating income	11,854	14,090	20,162	15,066
Interest and other income	59	684	121	1,529
Interest expense, including amortization of deferred fees	(6,414)	(7,723)	(13,266)	(15,030)
Loss on early extinguishment of debt	—	(17)	—	(17)
Income before income tax expense	5,499	7,034	7,017	1,548
Income tax expense	—	—	—	—
Net income	5,499	7,034	7,017	1,548
Net (income) loss attributable to noncontrolling interests	(123)	(186)	(106)	73
Net income attributable to Chatham Lodging Trust	5,376	6,848	6,911	1,621
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shareholders	$3,389	$4,861	$2,936	$(2,354)

Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.07	$0.10	$0.06	$(0.05)
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.07	$0.10	$0.06	$(0.05)
Weighted average number of common shares outstanding:
Basic	48,998,696	48,900,609	48,979,914	48,896,301
Diluted	49,565,693	49,013,530	49,985,844	48,896,301
Distributions declared per common share:	$0.09	$0.07	$0.18	$0.14

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Funds From Operations (“FFO”):
Net income	$5,499	$7,034	$7,017	$1,548
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shares and common units	3,512	5,047	3,042	(2,427)
(Gain) loss on sale of hotel properties	(350)	(12)	(7,468)	140
Depreciation of hotel properties owned	14,889	14,712	29,355	29,908
FFO attributable to common share and unit holders	18,051	19,747	24,929	27,621
Amortization of finance lease assets	456	150	970	150
Other charges	—	27	7	77
Loss on early extinguishment of debt	—	17	—	17
Adjusted FFO attributable to common share and unit holders	$18,507	$19,941	$25,906	$27,865
Weighted average number of common shares and units
Basic	50,724,620	50,809,951	50,718,282	50,699,481
Diluted	51,291,617	50,922,872	51,724,211	51,047,269

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$5,499	$7,034	$7,017	$1,548
Interest expense, including amortization of deferred fees	6,414	7,723	13,266	15,030
Depreciation and amortization	15,395	14,914	30,426	30,169
EBITDA	27,308	29,671	50,709	46,747
(Gain) loss on sale of hotel properties	(350)	(12)	(7,468)	140
EBITDAre	26,958	29,659	43,241	46,887
Other charges	—	27	7	77
Loss on early extinguishment of debt	—	17	—	17
Share-based compensation	1,557	1,656	3,164	3,260
Adjusted EBITDA	$28,515	$31,359	$46,412	$50,241

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2025	2024	2025	2024

Net income		$5,499	$7,034	$7,017	$1,548
Add:	Interest expense, including amortization of deferred fees	6,414	7,723	13,266	15,030
	Depreciation and amortization	15,395	14,914	30,426	30,169
	Corporate general and administrative	3,992	4,633	8,599	9,227
	Other charges	—	27	7	77
	Loss on early extinguishment of debt	—	17	—	17
	Loss on sale of hotel properties	—	—	—	140
Less:	Interest and other income	(59)	(684)	(121)	(1,529)
	Gain on sale of hotel properties	(350)	(12)	(7,468)	—
	Adjusted Hotel EBITDA	$30,891	$33,652	$51,726	$54,679

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the year ended
	September 30, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$1,958	$4,081	$4,866	$8,747
Preferred dividends	(2,000)	(2,000)	(8,000)	(8,000)
Net (loss) income attributable to common shares and common units	(42)	2,081	(3,134)	747
Gain on sale of hotel properties	—	—	(7,468)	(7,468)
Depreciation of hotel properties owned	14,385	14,385	57,618	57,618
FFO attributable to common share and unit holders	14,343	16,466	47,016	50,897
Amortization of finance lease assets	456	456	1,882	1,882
Other charges	—	—	7	7
Adjusted FFO attributable to common share and unit holders	$14,799	$16,922	$48,905	$52,786
Weighted average number of common shares and units
Diluted	51,292,000	51,292,000	51,366,000	51,366,000
Adjusted FFO per diluted share	$0.29	$0.33	$0.95	$1.03

	For the three months ended		For the year ended
	September 30, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$1,958	$4,081	$4,866	$8,747
Interest expense, including amortization of deferred fees	6,245	6,245	25,900	25,900
Depreciation and amortization	14,891	14,891	59,700	59,700
EBITDA	23,094	25,217	90,466	94,347
Gain on sale of hotel properties	—	—	(7,468)	(7,468)
EBITDAre	23,094	25,217	82,998	86,879
Other charges	—	—	7	7
Share based compensation	1,600	1,600	6,300	6,300
Adjusted EBITDA	$24,694	$26,817	$89,305	$93,186

		For the three months ended		For the year ended
		September 30, 2025		December 31, 2025
		Low-End	High-End	Low-End	High-End

Net income		$1,958	$4,081	$4,866	$8,747
Add:	Interest expense, including amortization of deferred fees	6,245	6,245	25,900	25,900
	Depreciation and amortization	14,891	14,891	59,700	59,700
	Corporate general and administrative	4,500	4,500	17,500	17,500
	Other charges	—	—	7	7
Less:	Interest and other income	—	—	(300)	(300)
	Gain on sale of hotel properties	—	—	(7,468)	(7,468)
	Adjusted Hotel EBITDA	$27,594	$29,717	$100,205	$104,086

	Total revenue	$79,141	$80,615	$295,821	$298,488
	Reimbursable costs from related parties	(300)	(300)	(1,100)	(1,100)
	Hotel revenue	$78,841	$80,315	$294,721	$297,388
	Hotel EBITDA margin	35.0%	37.0%	34.0%	35.0%